Exhibit 10.01.6

SIXTH WAIVER AND AMENDMENT TO CREDIT AGREEMENT, dated as of September 15 2016 (this “Amendment”), among GRAÑA Y MONTERO S.A.A., as borrower (the “Borrower”) under the Credit Agreement, dated as of December 10, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the Administrative Agent (each as defined below); the LENDERS party to the Credit Agreement (collectively, the “Lenders”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent under the Credit Agreement (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that Almonte intends to transfer the real estate property identified as the “Inmueble” (such real estate property, the “Reference Real Estate”) under that certain Land Purchase Agreement (Contrato de Compraventa de Inmueble Futuro y Constitución de Garantía Hipotecaria) dated April 7, 2016, between Inmobiliaria Almonte S.A.C., as seller, and LatAm Logistic PER PropCo Lurín I S.R.L., as buyer (such agreement, as in effect on the date hereof, the “Reference Purchase Agreement”), for an aggregate purchase price of not less than U.S.$15,333,701 (such disposition, the “Reference Disposition”). A copy of the Reference Purchase Agreement is attached hereto as Schedule I;

WHEREAS, the Borrower has also informed the Administrative Agent that Almonte intends to create, (i) a mortgage in respect of the Reference Real Estate pursuant to Clause 6.1 of the Reference Purchase Agreement (the “Initial Mortgage”), and (ii) a mortgage in respect of real estate owned by Almonte pursuant to Clause 6.7.1 of the Reference Purchase Agreement (the “Definitive Mortgage” and together with the Initial Mortgage, the “Reference Liens”);

WHEREAS, the Borrower intends to use the Almonte Sale Proceeds received by Almonte in connection with the Reference Disposition (the “Reference Almonte Sale Proceeds”) to prepay the Loans within 30 days following the consummation of the Reference Disposition; and

WHEREAS, the Borrower has requested the Lenders to amend and waive certain provisions of the Credit Agreement and the Lenders are agreeable to such request upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants set forth herein, the parties hereto agree as follows:

ARTICLE I

RATIFICATION; DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1. Relation to Credit Agreement; Ratification. This Amendment is entered into in accordance with Section 9.2(b) of the Credit Agreement and constitutes an integral part of the Credit Agreement. Except as amended by this Amendment, the provisions of the Credit Agreement are in all respects ratified and confirmed and shall remain in full force and effect.

Section 1.2. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement (as amended by this Amendment) are used herein as therein defined, and the rules of interpretation set forth in Section 1.2 of the Credit Agreement shall apply mutatis mutandis to this Amendment.

ARTICLE II

WAIVER AND AMENDMENT TO CREDIT AGREEMENT

Section 2.1. Amendment to Credit Agreement. Effective as of the Amendment Effective Date (as defined below), Section 1.1 of the Credit Agreement is hereby amended by replacing the reference to “September 10, 2016” in the definition of the term “Termination Date” with “December 20, 2016.”

Section 2.2. Waiver. Effective as of the Amendment Effective Date, the Lenders hereby agree that the failure by the Borrower to comply with Section 6.1(b) of the Credit Agreement solely as a result of the creation of the Reference Liens shall not be deemed to constitute an Event of Default, if (and only to the extent that), (i) no Default or Event of Default shall have occurred and be continuing immediately prior to the creation of any of the Reference Liens, (ii) not more than one Reference Lien shall exist at any time, (iii) the Reference Liens are created, maintained and terminated pursuant to the terms and conditions set forth under the Reference Purchase Agreement, (iv) the Borrower shall not, and shall not permit Almonte to, amend, supplement, terminate or otherwise modify the Reference Purchase Agreement without the prior written consent of the Administrative Agent, other than any such amendment or supplement that would not adversely affect the interests of the Lenders under the Credit Agreement in any material respect, (v) the Borrower shall have made arrangements in substance and form satisfactory to the Administrative Agent, to prepay the Loans pursuant to Section 2.8(b)(iv) of the Credit Agreement within 30 days following the consummation of the Reference Disposition, (vii) the Definitive Mortgage only secures obligations of the Almonte under the Reference Purchase Agreement, in an aggregate amount not exceeding, at any time, U.S.$19,000,000, and (viii) the surface of the real estate property of Almonte mortgaged pursuant to the Definitive Mortgage does not exceed, at any time, 760,000 square meters.

Section 2.3. Consent. The Lenders hereby consent and agree that, in connection with the receipt by the Borrower or Almonte of the Reference Almonte Sale Proceeds, the Borrower prepay the Loans within 30 days following the consummation of the Reference Disposition pursuant to Section 2.8(b)(iv) of the Credit Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 3.1. Authorization. Enforceability. The execution, delivery and performance by the Borrower of this Amendment is within such Person’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes

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a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally, or by equitable principles relating to enforceability (regardless of whether enforcement thereof is sought in a proceeding at law or in equity).

Section 3.2. Governmental Approvals, No Conflict.

(a) All governmental authorizations, if any, and actions of any kind necessary for the due execution, delivery and performance by the Borrower of this Amendment, or required for the validity or enforceability against the Borrower of this Amendment, have been obtained or performed and are valid and subsisting in full force and effect, and the performance thereof as well as the continuing obligations of the Borrower in connection therewith do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority.

(b) This Amendment, the performance thereof and the continuing obligations of the Borrower under or in connection with this Amendment do not and will not violate any Applicable Law, judgment, award, injunction, or similar legal restriction or the memorandum and articles of association, charter, by-laws, estatuto social or other organizational documents of the Borrower or any order of any Governmental Authority.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

Section 4.1. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of each of the following conditions on or prior to the date hereof in a manner satisfactory to the Administrative Agent and the Lenders:

(a) Execution of Amendment. The Administrative Agent shall have received a true, correct and complete copy of this Amendment, duly executed and delivered by a duly authorized officer of each party hereto.

(b) No Material Adverse Effect. No event, development or circumstance shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(c) No Default. No event, act or condition shall have occurred and be continuing which constitutes a Default or Event of Default.

(d) Taxes. All applicable taxes and stamp duties due and payable, if any, arising in connection with the execution, delivery and performance of this Amendment, and the other Financing Documents shall have been paid in full.

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ARTICLE V

MISCELLANEOUS

Section 5.1. Notices. All notices, requests and other communications to any party hereto shall be given or served in the manner contemplated in Section 9.1 of the Credit Agreement.

Section 5.2. No Waiver; Status of Financing Documents. This Amendment shall not constitute an amendment, supplement or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, supplement, waiver or consent to any action on the part of any party hereto that would require an amendment, supplement, waiver or consent of the Lenders except as expressly stated herein. Except as expressly amended, supplemented or waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. No failure or delay on the part of the Lenders in the exercise of any power, right or privilege hereunder or under any other Financing Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Amendment and the other Financing Documents are cumulative to, and not exclusive of, any rights or remedies available at equity or law. Nothing in this Amendment shall constitute a novation of the Borrowers’ obligations under the Credit Agreement or any other Financing Document.

Section 5.3. Amendment. This Amendment may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Section 5.4. Amendment Binding. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and permitted assigns of the parties hereto.

Section 5.5. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 5.6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of laws principles.

Section 5.7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by e-mail in portable document format (.pdf) or facsimile (with acknowledgment of receipt) will be effective as delivery of a manually executed counterpart of this Amendment.

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Signature Page

Sixth Waiver and Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties have caused this Waiver and Amendment to be duly executed and delivered as of the day and year first above written.

Yours truly,

GRAÑA Y MONTERO S.A.A., as Borrower

By:	/s/ Mónica Miloslavich
Name: Mónica Miloslavich
Title: CFO

By:	/s/ Luis Díaz Olivero
Name: Luis Díaz Olivero
Title: COO

Signature Page

Sixth Waiver and Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Administrative Agent

By:	/s/ Alon Lederman
Name: Alon Lederman
Title: Managing Director

By:	/s/ Manuel Rodríguez Moreno
Name: Manuel Rodríguez Moreno
Title: Managing Director

Signature Page

Sixth Waiver and Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Lender

By:	/s/ Alon Lederman
Name: Alon Lederman
Title: Managing Director

/s/ Manuel Rodríguez Moreno
Manuel Rodríguez Moreno
Managing Director

Signature Page

Sixth Waiver and Amendment to Credit Agreement

CATERPILLAR FINANCIAL SERVICES CORPORATION, as Lender

By:	/s/ Robert W. Gaddis, Jr.
Name: Robert W. Gaddis, Jr.
Title: Managing Director

Signature Page

Sixth Waiver and Amendment to Credit Agreement

BANCO DE OCCIDENTE (PANAMA), S.A., as Lender

By:	/s/ Carlos Echeverri
Name: Carlos Echeverri
Title: General Manager

Signature Page

Sixth Waiver and Amendment to Credit Agreement

BANCO DE CRÉDITO DEL PERÚ, as Lender

By:	/s/ Alejandro Molinari A.
Name: Alejandro Molinari A.
Title: Gerente de Banca Corporativa

By:	/s/ Aida Fiorella Sánchez R.
Name: Aida Fiorella Sánchez R.
Title: Gerente Adjunto Banca Corporativa

Signature Page

Sixth Waiver and Amendment to Credit Agreement

INTELIGO BANK LTD, as Lender

By:	/s/ Víctor Vinatea
Name: Víctor Vinatea
Title: General Manager

By:	/s/ Raul Iñigo
Name: Raul Iñigo
Title: Authorized Signer

SCHEDULE I

Reference Purchase Agreement

[This document, drafted in Spanish language, refers to a Land Purchase Agreement, dated April 7, 2016, between Inmobiliaria Almonte S.A.C., as seller, and LatAm Logistic PER PropCo Lurín I S.R.L., as buyer, for the transfer of a real estate property of a total area of 132,047.21m² located in the Lurín district in Lima, Peru, for an aggregate purchase price to be determined per the approval of the property’s urban habilitation project.

The purchase price will be paid in several quotas and the agreement includes certain due diligence and regulatory compliance as conditions precedent to the transfer of the real estate property. The agreement also contains a mortgage to be created by the seller in favor of the buyer with respect to the real estate property, which is a condition precedent to payment, and secures the payment of the penalty provided for in the agreement to be paid by the seller to the buyer in case the agreement is terminated for a cause imputable to the seller.]